Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101601 and No. 333-135960) of CTI Group (Holdings) Inc. and its subsidiaries of our report dated April 2, 2007 relating to the financial statements, which appears in this Form 10-KSB.
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Indianapolis, IN
April 2, 2007

70